REINSURANCE COMMUTATION AGREEMENT

This Reinsurance Commutation Agreement (the "Agreement") is made by and among Southport Re (Cayman) Ltd. an insurance company domiciled in the Cayman Islands ("SOUTHPORT"), as reinsurer, and Tower Insurance Company of New York on behalf it itself and members of the pool identified in the Reinsurance Agreements (defined below) ("TICNY") and Tower Reinsurance, Ltd. ("TOWER RE") an insurance company domiciled in Bermuda, as ceding insurers, effective as of the EFFECTIVE DATE (as hereinafter defined). SOUTHPORT, TICNY and TOWER RE are hereinafter referred to collectively as the "Parties" and TICNY and TOWER RE are collectively referred to as the TOWER COMPANIES.

RECITALS

WHEREAS, SOUTHPORT entered into a Workers Compensation Adverse Development Aggregate Excess of Loss Reinsurance Contract issued to TICNY (the "TICNY Excess") effective June 1, 2013; a Workers Compensation Adverse Development Aggregate Excess of Loss Reinsurance Contract issued to TOWER RE (the "TRe Excess") effective June 1, 2013; a Trust Agreement dated September 27, 2013 among SOUTHPORT, TICNY and U.S. Bank National Association, establishing a trust to secure SOUTHPORT's obligations under the TICNY Excess and the TRe Excess (the "Excess Trust"); a Workers Compensation Quota Share Reinsurance Contract issued to TICNY (the "Quota Share") effective July 1, 2013; and Trust Agreement dated September 27, 2013 among SOUTHPORT, TICNY and U.S. Bank National Association, establishing a trust to secure SOUTHPORT's obligations under the Quota Share (the "Quota Share Trust"); and

WHEREAS, the TICNY Excess, the TRe Excess and the Quota Share are hereafter collectively referred to as the "Reinsurance Agreements" and the Excess Trust and the Quota Share Trust are hereafter referred to as the "Trusts," and

WHEREAS, the SOUTHPORT and the TOWER COMPANIES now wish to fully and finally terminate, release, determine and fully and finally settle, commute and extinguish all their respective obligations and liabilities, known and unknown, fixed and contingent, under, arising out of, related to and/or pursuant to the Reinsurance Agreements and the Trusts and to terminate the Reinsurance Agreements as of their inception and to terminate the Trusts.

NOW, THEREFORE, in consideration of the covenants, conditions, promises and releases contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1. <u>Payment</u>. On the EFFECTIVE DATE, as hereinafter defined, TICNY, shall make payment to SOUTHPORT by causing the trustee under the Trusts to deliver the assets described on Exhibit A to this Agreement in kind to SOUTHPORT (the "REINSURANCE COMMUTATION AMOUNT") in full satisfaction of all liabilities and obligations owed by the Parties to each other under the Reinsurance Agreements and the Trusts. The assets comprising the REINSURANCE COMMUTATION AMOUNT were deposited by SOUTHPORT in the Trusts pursuant to the Reinsurance Agreements and are being returned in connection with the commutation of the Reinsurance Agreements as of their inception.

Article 2. <u>Release and Termination.</u>

(a) Upon SOUTHPORT's receipt of the REINSURANCE COMMUTATION AMOUNT, SOUTHPORT hereby irrevocably and unconditionally releases and forever discharges the TOWER COMPANIES, their respective parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which SOUTHPORT now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the EFFECTIVE DATE, against the TOWER COMPANIES, arising out of or in any way related to the Reinsurance Agreements or the Trusts, sounding in tort or contract or otherwise; provided, however, that the provisions of this Article 2(a) shall not discharge obligations of the TOWER COMPANIES, which have been undertaken or imposed by the terms of this Agreement.

(b) Contemporaneous with the payment of the REINSURANCE COMMUTATION AMOUNT, the TOWER COMPANIES hereby irrevocably and unconditionally release and forever discharge SOUTHPORT and its parents, subsidiaries and affiliates, and its predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which the TOWER COMPANIES now have, own, hold or claim to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the EFFECTIVE DATE, against SOUTHPORT arising out of or in any way related to the Reinsurance Agreements and the Trusts, sounding in tort or contract or otherwise; provided, however, that the provisions of this Article 2(b) shall not discharge obligations of SOUTHPORT which have been undertaken or imposed by the terms of this Agreement.

(c) It is the intention of the Parties that the releases contained in this Article 2 operate to fully and finally settle and discharge each Party's past, present and future claims, causes of action, obligations and liabilities to the other Party hereto whether known or unknown, reported or unreported, accrued or yet to accrue, arising directly or indirectly under or in connection with the Reinsurance Agreements and the Trusts. The Parties acknowledge that full payment of the REINSURANCE COMMUTATION AMOUNT will be in complete accord, satisfaction, settlement and commutation of any and all past, current and future liabilities and obligations that each Party owes or may owe to the other arising directly or indirectly under or in connection with the Reinsurance Agreements and the Trusts.

(d) This Agreement is intended to and does finally resolve the rights, liabilities and obligations of the Parties arising directly or indirectly under or in connection with the

Reinsurance Agreements and the Trusts and none of the Parties shall seek to reopen or set aside this Agreement on any grounds whatsoever, including (without prejudice to the generality of the foregoing) that the whole or any part of this Agreement or the Reinsurance Agreements and the Trusts are void or voidable for any mistake of fact or for any error howsoever arising (including any negligent act, error or omission of any other party) or on the basis that any of the Parties in the future becomes aware of any mistake of law (including any such mistake arising out of a subsequent change in the law which shall include, without limitation, a settled understanding of the law which is subsequently departed from by judicial decision), in any way whatsoever connected with or related directly or indirectly to this Agreement.

(e) To the extent applicable, the Parties fully understand and agree that they are, by entering into this Agreement, expressly waiving their rights and benefits under section 1542 of the *California Civil Code* or any similar provisions of the law. Section 1542 provides in its material parts that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

(f) The Reinsurance Agreements are hereby terminated retroactive to their inception date. SOUTHPORT shall have no liability under the Reinsurance Agreements with respect to any claim or occurrence or the provision of collateral or the payment of ceding commission or any other obligation that was incurred or accrued at any time after the inception date thereof. In the event that any entity (including a policyholder or reinsurer of the TOWER COMPANIES) asserts any right or claim against SOUTHPORT under or by virtue of the Reinsurance Agreements or the Trusts, TICNY and TOWER RE shall indemnify, defend and hold SOUTHPORT harmless with respect to any such right or claim. The TOWER COMPANIES shall have no liability to SOUTHPORT under the Reinsurance Agreements with respect to premium owed under the Reinsurance Agreements.

(g) The TOWER COMPANIES shall take any and all action necessary to terminate the Trusts without any cost or liability to SOUTHPORT. SOUTHPORT shall execute and deliver a joint instruction to terminate the Trusts with TICNY at TICNY's request, and in such instruction, shall waive any requirement that the Trustee of the Trusts provide prior notice of such termination. The TOWER COMPANIES shall indemnify SOUTHPORT from and against any liability arising out of or related to the Trusts whether now accrued or hereafter arising including any liability to the Trustee under the Trusts.

(h) The Parties shall not assert any right of setoff or counterclaim with respect to the obligations released under this Agreement against any other obligation including obligations that do not arise out of or relate to this Agreement.

(i) Nothing in this Article 2 shall prevent any Party from relying upon and enforcing the terms of this Agreement.

Article 3. **<u>Exclusive Benefit of the Parties and Binding Effect.</u>** The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the TOWER COMPANIES and SOUTHPORT as they are identified in this Agreement and their respective parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns,

officers, directors, agents, employees, shareholders, representatives and attorneys, and is not intended to confer any rights or benefits upon persons or entities other than the foregoing parties.

Article 4. **Full and Independent Knowledge.** Each of the Parties represents to the others as follows: (a) it has had full opportunity to consult with its respective attorneys in connection with the negotiation and drafting of this Agreement; (b) it has carefully read and understands the scope and effect of each provision contained in this Agreement; (c) it has conducted all necessary due diligence, investigation and analysis of the transactions contemplated by this Agreement; and (d) except as may be contained herein, it is not relying upon any representations made by any other party, its attorneys or other representatives.

Article 5. **Compromise.** The Parties agree that this Agreement sets forth a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any of the Parties. The Parties further agree that neither this Agreement nor any of its terms shall be admissible in any action, arbitration, or proceeding other than one to enforce the terms of this Agreement.

Article 6. **Other Actions.** The Parties agree that this Agreement and the negotiations and proceedings leading to this Agreement shall not form the basis for any claim by any of them against the others or against any officer, director, consultant, professional or shareholder of the others, except with respect to an action for enforcement of this Agreement.

Article 7. **Confidentiality.** The Parties agree to maintain in strict confidence the negotiations and proceedings leading up to this Agreement, including any related documents and shall not make any disclosure of the terms or the negotiations and proceedings leading up to this Agreement, including any related documents unless such disclosure is required as a result of court order, subpoena, law, regulation, accounting procedure or lawful discovery procedures and, in the event of any such court order, subpoena, law, regulation, accounting procedure or lawful discovery procedures seeking disclosure, no disclosure shall be made unless and until the disclosing party has given the other party reasonable prior written notice, of not less than five (5) BUSINESS DAYS, where practicable of the requirement of making such disclosure and an opportunity to obtain a protective order. Notwithstanding the foregoing, the Parties may disclose the existence and terms of this Agreement to (a) their respective auditors and shareholders, (b) to their respective reinsurers, retrocessionaires, brokers and reinsurance intermediaries and any other persons with any direct or indirect reimbursement obligation related to or in connection with this Agreement or the Reinsurance Agreements or the Trusts, (c) in connection with a proceeding to enforce the terms of this Agreement or in court proceedings and arbitrations in connection with any bankruptcy, insolvency or similar proceeding in which a Party or an affiliate of a Party is a debtor, and (d) to any governmental authority having regulatory authority over such party to the extent that such authority shall have requested such information or such disclosure is required by law. Disclosure of the existence and terms of this Agreement may be made to the persons and entities described in items (a), (b) and (c) above only on a strict "need to know basis" and provided that such third parties have been advised of the terms and conditions of the confidentiality provisions of this Article 7 and that the provisions of this Article 7 are binding upon such third parties. The provisions of this Article 7 shall survive any termination or rescission of this Agreement.

Article 8. **Further Assurances.** The Parties, without further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to effect this Agreement.

Article 9. **Effectiveness of the Agreement.** This Agreement shall be effective on the EFFECTIVE DATE, which shall be defined as the FIRST BUSINESS DAY which is the latest of: (a) one (1) BUSINESS DAY after receipt by SOUTHPORT of payments equal to the REINSURANCE COMMUTATION AMOUNT; and (b) one (1) business day after this Agreement shall have been fully executed. For purposes of this Agreement, a "BUSINESS DAY" is any day other than a Saturday, Sunday or day on which banking institutions in the City of New York are authorized by law or other governmental actions to close.

Article 10. **Warranties.**

(a) Each of the Parties warrants and represents to each other that it is a corporation in good standing in its respective jurisdiction of domicile; that the execution of this Agreement is fully authorized by such party and that to the extent that a party is acting in a representative capacity herein, it is authorized to execute this Agreement on behalf of those whom it represents (including TICNY's representation of the pool members identified in the Reinsurance Agreements), including but not limited to, all such predecessors, successors, parents, affiliates and subsidiaries thereof, all necessary authorizations, consents and approvals of all regulatory or government entities with regulatory jurisdiction over such party shall have been obtained to make this Agreement valid and binding upon it; that no claim or loss being paid or settled by this Agreement has been previously assigned, sold or transferred to any other person or entity.

(b) Each of the Parties warrants and represents that ~~they have~~ it has not taken any action or entered into any agreement, instrument, understanding or document that entitles any individual, corporation or other entity not a party to this Agreement to assert a claim against the other Party for any liabilities associated with the Reinsurance Agreements or the Trusts.

Article 11. **Miscellaneous.**

(a) This Agreement sets forth the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understanding between them pertaining to the subject matter hereof. A facsimile copy of a signature shall have the same force and effect as an original signature.

(b) This Agreement may not be amended, altered, supplemented or modified, except by written agreement signed by the Parties.

(c) This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

(d) This Agreement shall be void at the option of SOUTHPORT if the conditions to the EFFECTIVE DATE set forth in Article 9 have not been fully satisfied within two (2) days following the execution hereof by the Parties.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law.

(g) The Parties hereby consent to the jurisdiction of the state and federal courts within the State of New York exclusively in connection with any legal action arising out of this Agreement.

(h) In the event of any breach of the terms or conditions of this Agreement, each party agrees to indemnify the other party for any damages resulting from its breach, including, but not limited to all costs and expenses, including reasonable attorneys fees.

(i) All notices under this Agreement shall be in writing and shall be deemed to be duly given and received (i) upon delivery if delivered by certified mail; or (ii) on the next BUSINESS DAY if sent by overnight courier, if sent to a Party to its Address for Notices on Exhibit B hereto or to such other address as any party may have furnished to the other in writing.

(j) The Parties agree that for all purposes this Agreement shall be deemed to have been drafted jointly by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized officers as of the day and year first written below.

SOUTHPORT RE (CAYMAN) LTD.

By: ______________________ Dated: 14/02/2014

Name: David McLean HOWARD W. BYRNE

Title:

For and on behalf of AON INSURANCE MANAGERS (CAYMAN) LTD. as Company Secretary

TOWER INSURANCE COMPANY OF NEW YORK, on behalf of itself and pool members under the Reinsurance Agreements

By: ______________________ Dated: 14-Feb-2014

Name: William Hitselberger

Title: Executive Vice President

TOWER REINSURANCE LTD.

By: ______________________ Dated: 14-Feb-2014

Name: William Hitselberger

Title - Executive Vice President

A/75927709.3